Exhibit 99.1

August 4, 2017

Re: Termination of Distribution Reinvestment Plan

Dear Fellow Stockholder:

As we previously reported, NexPoint Multifamily Capital Trust, Inc. (the “Company”) terminated its continuous public offering of shares, including shares issuable pursuant to its distribution reinvestment plan (DRIP) on July 21, 2017. On the same date, the Company filed a registration statement on Form S-11 for an underwritten public offering. In connection with its underwritten offering, the Company intends to change its name to NexPoint Real Estate Finance, Inc. and focus on originating and structuring preferred equity, alternative structured financing investments, mezzanine debt, bridge financing and first mortgage loans in properties benefiting from significant tenant diversification and short-term lease structures, including multifamily, storage and select-service and extended-stay hospitality properties. There can be no assurance that the underwritten offering will be successful, or that we will successfully execute our new investment strategy.

Distribution Reinvestment Plan

As a result of the termination of the Company’s continuous public offering, the DRIP has been terminated beginning with distributions declared for the month of July 2017, which are payable in August 2017. All stockholders will continue to receive their full distributions, which will now be paid in cash as opposed to additional shares of common stock for DRIP participants.

If you are a stockholder who is not currently enrolled in the DRIP (i.e., you receive a monthly cash payment via check or electronic deposit), nothing will change.

For those stockholders who are currently enrolled in the DRIP (i.e., your monthly distribution is currently used to automatically purchase additional shares of stock), you will now receive your monthly distribution in cash per the following guidelines:

•	For non-retirement/custodial and non-custodial account holders whose original investment proceeds originated from an established brokerage account, your distributions will be paid directly to that account, provided the account remains open. Should the account be closed and we lack another brokerage account associated with your investment, your monthly cash distribution in the form of a check will be mailed to your address of record currently on file;

•	For retirement/custodial account holders, your distribution proceeds will be forwarded to your custodial account and continue to benefit from the qualified tax exemption;

•	For non-retirement/non-custodial account holders whose investment proceeds did not originate from a recognizable brokerage account, your monthly cash distribution in the form of a check will be mailed to your address of record currently on file.

We encourage you to consult with your financial advisor should you wish to explore alternate strategies for the payment of your cash distribution.

Thank you for your investment in NexPoint Multifamily Capital Trust, Inc. and your continued support as we pursue our strategic plan to maximize stockholder value. Should you have any questions, wish to change your address of record or to enroll in automatic electronic deposit of future distributions, please feel free to contact us at (844) 485-9167.

Sincerely,

Brian Mitts

Chief Financial Officer

This letter may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.